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                                                                    EXHIBIT 23.2



                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the registration statement of Houston Industries Incorporated (formerly known as Houston Lighting & Power Company) on Form S-3 (File No. 333-_______) of our report dated March 25, 1997, on our audits of the consolidated financial statements and financial statement schedule of NorAm Energy Corp. and Subsidiaries as of December 31, 1996 and 1995, and for the years ended December 31, 1996, 1995, and 1994, which report is included in the NorAm Energy Corp. Annual Report on Form 10-K. We also consent to the reference to our firm under the caption "Experts."


                                                        COOPERS & LYBRAND L.L.P.

Houston, Texas
August 7, 1997